EXHIBIT 99.1

Simmons First National Corporation Announces Amendment to Stock Repurchase Program

PINE BLUFF, Ark., March 05, 2020 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq: SFNC) (“Company”) announced today that its board of directors has approved an amendment to the Company’s stock repurchase program (“Program”) that increases the amount of the Company’s common stock that may be repurchased under the Program from a maximum of $60 million to $180 million.  The Program was originally approved on October 17, 2019, and to date, the Company has repurchased approximately $31.6 million of its Common Stock under the Program.

“The board’s decision to expand the size of our stock repurchase program reflects our continued confidence in the strength and long-term prospects of our business,” said George Makris, Jr., the Company’s chairman and chief executive officer.  “We remain committed to leveraging our strong balance sheet to responsibly reduce the number of outstanding shares of our common stock, which we continue to believe is an attractive investment, particularly at current trading prices.”

The Program permits the Company to repurchase shares of its Common Stock through open market and privately negotiated transactions or otherwise.  The timing, pricing, and amount of any repurchases under the Program will be determined by the Company’s management at its discretion based on a variety of factors, including, but not limited to, trading volume and market price of the Common Stock, corporate considerations, the Company’s working capital and investment requirements, general market and economic conditions, and legal requirements. The Program does not obligate the Company to repurchase any Common Stock and may be modified, discontinued, or suspended at any time without prior notice.  The Program will terminate on October 31, 2021 (unless terminated sooner).

About Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $21.3 billion as of December 31, 2019, conducting financial operations in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Market under the symbol “SFNC.”

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, profitability, and share repurchase program. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, the assumptions used in making the forward-looking statements, the securities markets generally and the price of Simmons common stock specifically, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional factors are included in Simmons First National Corporation’s Form 10-K for the year ended December 31, 2019, which has been filed with, and is available from, the U.S. Securities and Exchange Commission.

FOR MORE INFORMATION CONTACT:
Stephen C. Massanelli
EVP, Chief Administrative Officer and Investor Relations Officer
Simmons First National Corporation
steve.massanelli@simmonsbank.com